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                                                                 EXHIBIT 99.1


FOR IMMEDIATE RELEASE - JUNE 17, 2003


                  NS GROUP'S CHAIRMAN ADOPTS STOCK TRADING PLAN


NEWPORT, KY. -(BUSINESS WIRE) -- June 17, 2003 - NS Group, Inc. (NYSE: NSS) announced today that Clifford R. Borland, Chairman of the Board, has entered into a formal plan to sell, in accordance with SEC Rule 10b5-1, a portion of his holdings in the company. Rule 10b5-1 allows corporate insiders to establish prearranged written plans to buy or sell stock, subject to quarterly volume limitations under Rule 144, over a specified period of time. Mr. Borland is selling shares for asset diversification and tax planning purposes.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company's tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.

THIS REPORT CONTAINS FORWARD-LOOKING INFORMATION WITH RESPECT TO THE COMPANY'S OPERATIONS AND BELIEFS. ACTUAL RESULTS MAY DIFFER FROM THESE FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS, INCLUDING THOSE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. NS GROUP DOES NOT UNDERTAKE ANY OBLIGATIONS TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS.

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CONTACT:          LINDA A. PLEIMAN
                  DIRECTOR OF INVESTOR RELATIONS AND CORPORATE COMMUNICATIONS NS GROUP, INC.
                  (859) 292-6814
                  www.nsgrouponline.com